Exhibit 99.1

	Contact:	Mark D. Hauptman
Vice President and CFO
UICI
News Release		9151 Grapevine Highway
North Richland Hills, Texas 76180
Phone: (817) 255-5200

(For Immediate Release)

UICI ANNOUNCES EXECUTION OF AGREEMENT TO ACQUIRE HEALTHMARKET, INC.

Acquisition will allow entry into Small Employer Group Market with Suite of Consumer Driven Health Products

NORTH RICHLAND HILLS, TX, September 3, 2004—UICI (the “Company” NYSE: UCI) a leader in the health insurance market for self-employed individuals, today announced that its wholly owned insurance subsidiary, The MEGA Life and Health Insurance Company, has executed a definitive agreement to acquire substantially all of the operating assets of HealthMarket, Inc., a Norwalk, Connecticut-based provider of consumer driven health plans (CDHPs) to the small business (2 to 250 employees) marketplace. HealthMarket currently has enrolled in its CDHP programs over 2,400 companies with an aggregate of approximately 38,000 members.

     MEGA intends to acquire substantially all of the CDHP technology, fixed assets and personnel of HealthMarket. HealthMarket will retain ownership of American Travelers Assurance Company, its wholly owned insurance subsidiary. Completion of the acquisition is subject to satisfaction of several closing conditions, including applicable regulatory approvals and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Company currently anticipates that the transaction will close on or about September 30, 2004.

     UICI has the largest direct selling organization in the health insurance field, with approximately 2,200 independent agents selling in 44 states. The HealthMarket acquisition will provide UICI’s agency field force with affordable, consumer friendly health insurance plans that can be offered both to its existing self-employed individual market customers and also to the many small employer prospects reached through UICI’s marketing programs. In addition, following the acquisition, HealthMarket’s existing network of independent agents will continue to have access to the Consumer Driven Health Plans designed and administered by HealthMarket.

     “HealthMarket has proven that their unique Consumer Driven Health Plans achieve cost levels below PPOs, for the same benefits. And, more importantly, HealthMarket has achieved high customer satisfaction, as evidenced by exceptionally high rates of renewals. We think that this acquisition can be leveraged across our entire organization, making us much more consumer friendly and positioning us as a leader in both the individual and small employer group marketplaces,” said Bill Gedwed, the President and Chief Executive Officer of UICI. Subject to receipt of applicable regulatory approvals, UICI intends to market and sell HealthMarket’s consumer driven health plan products through MEGA and Chesapeake Life Insurance Company, UICI’s wholly owned subsidiaries with A.M. Best ratings of “A-.”

     “This transaction is really a ‘win-win’,” said Steve Wiggins, HealthMarket’s founder and Chairman. “UICI has proven to be a powerful sales organization in the health insurance industry. And providing UICI with leading edge products for their existing and new customer segments will only make it a more powerful selling organization. For HealthMarket, the transaction removes all the obstacles to growth — especially the challenge of convincing customers to buy from a start-up insurance company. Now customers will be able to buy our policies from a top rated insurer. I’m excited by the potential.”

     HealthMarket has developed software systems and support services that enable the complete administration of its unique Consumer Driven Health Plans. HealthMarket’s policies use fixed fee schedules, health savings accounts and episode spending accounts to encourage a greater role by consumers in health care decisions. Provider cost differences are openly published, both on the internet and via telephone customer support, to help consumers get the most from their insurance coverage.

     “The HealthMarket products give consumers a fighting chance to avoid cost shifting, by rewarding members who do the simple things that can help keep costs in check,” said Phil Myhra, UICI’s Chief Actuary. “As an actuary, I appreciate the revolutionary approach this program has taken to controlling health care costs — and there is no question that the fixed fee schedules and episode spending accounts can achieve premium levels significantly lower than premium levels associated with PPOs with the same benefits.”

CORPORATE PROFILE:

     UICI (headquartered in North Richland Hills, Texas) through its subsidiaries offers insurance (primarily health and life) to niche consumer and institutional markets. Through its Self-Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company’s dedicated agency field forces, UGA-Association Field Services and Cornerstone America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets. In 2002, UICI was added to the Standard & Poor’s Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     Certain statements set forth herein or incorporated by reference herein from the Company’s filings that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the Company’s ability to maintain adequate liquidity to satisfy its obligations; changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company’s products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

     The Company’s future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company’s ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company’s ability to predict and control health care costs and claims, as well as the Company’s financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company’s ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company’s ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company’s financial condition or results of operations.

     The Company’s insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI’s insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company’s insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties and/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

     The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed (“NASE”) and the Alliance for Affordable Services (“AAS”). The associations provide their membership with a number of benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association’s master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as field service representatives on behalf of the associations, in which capacity the agents act as enrollers of new members for the associations and provide field support services, for which the agents receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of the Chairman of the Company) provides administrative and benefit procurement services to the associations. A subsidiary of the Company generates new membership sales prospect leads for both UGA and Cornerstone for use by the enrollers (agents) and provides video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to make the Company’s insurance products available to their respective members are terminable by the Company and the associations upon not less than one year’s advance notice to the other party.

     Articles in the press have been critical of association group coverage. The Company has also recently been named a party to several lawsuits challenging the nature of the relationship between the Company’s insurance companies and the associations that have endorsed the insurance companies’ health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called “association group” insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a “guaranteed issue” basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

UICI press releases and other company information are available at UICI’s website located at www.uici.net.